EXHIBIT 16.1

January 5, 2016

United States Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:	FairWind Energy Inc.
Commission File Number: 000-55383

Commissioners:

We have read Item 4.01 of Form 8-K dated January 5, 2016, of FairWind Energy Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC